EXHIBIT 11.1
                             QUICKRESPONSE SERVICES, INC.
                          COMPUTATION OF EARNINGS PER SHARE
                    (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                     (UNAUDITED)

                                                       Three Months Ended            Nine Months Ended
                                                          September 30,                 September 30,
                                                    -------------------------     -------------------------
                                                       1997           1996           1997           1996
                                                     ---------      ---------      ---------      ---------
PRIMARY SHARES
Weighted average common shares outstanding           8,488,553      8,365,393      8,450,616      8,335,330
Common equivalent shares outstanding                   273,794        253,510        261,531        251,515
                                                     ---------      ---------      ---------      ---------
                                                     8,762,347      8,618,903      8,712,147      8,586,845
                                                     ---------      ---------      ---------      ---------
                                                     ---------      ---------      ---------      ---------

Net earnings                                            $2,254         $1,713         $6,274         $4,595
                                                     ---------      ---------      ---------      ---------
                                                     ---------      ---------      ---------      ---------

Earnings per common and common equivalent share          $0.26          $0.20          $0.72          $0.54
                                                     ---------      ---------      ---------      ---------
                                                     ---------      ---------      ---------      ---------



                                          14